EX10.5 - Related Party Payable - January 20, 2005 Letter

William E. Gould

413 19th Street #223
Lynden, WA 98264
Phone: (604) 320-1393

January 20, 2005

Harrington Resources Inc.
413 19th Street #223
Lynden, WA 98264

Re: Deferral of Accounts Payable

Dear Sirs:

I, William E. Gould, hereby agree to not demand payment of any monies currently owed to me by Harrington Resources Inc., or any monies that I may advance to Harrington Resources Inc. from this date up to and including June 30, 2007, until July 1, 2007. This letter also confirms that all monies owed to me by Harrington Resources Inc. are unsecured, non-interest bearing and have no fixed date for repayment.

Sincerely,

/s/ William E. Gould

William E. Gould